EXHIBIT 99.2 - Management Assertion as to compliance with minimum servicing
	       standards as of and for the year ended December 31, 2005


Wachovia Corporation
NC0572
201 South College Street, 17th floor
Charlotte Plaza Building
Charlotte, NC 28244


						WACHOVIA


			Management Assertion


Management of Wachovia Bank, National Association (the Bank) is responsible for assessing compliance with applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission, except for servicing criteria (d)(1).ii.,
(d)(1).iii., (d)(2).iii., (d)(2).vi., (d)(4).iii., (d)(4).x., (d)(4).xi.,
(d)(4).xii. and (d)(4).xiii., which the Bank has determined as being inapplicable to the activities it performs with respect to the servicing of asset-backed securitized transactions backed by auto receivables and serviced by the Bank. The asset-backed securitized transactions backed by auto receivables and serviced by the Bank at December 31, 2005 were Wachovia Auto Owner Trust 2004-A, Wachovia Auto Owner Trust 2004-B, Wachovia Auto Owner Trust 2005-A, and Wachovia Auto Owner Trust 2005-B.

The Bank's management has assessed the effectiveness of the Bank's compliance with the applicable servicing criteria as of and for the year ending December 31, 2005. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

Based on such assessment, management believes that, as of and for the year ending December 31, 2005, the Bank has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission, except for servicing criteria (d)(1).ii.,
(d)(1).iii., (d)(2).iii., (d)(2).vi., (d)(4).iii., (d)(4).x., (d)(4).xi.,
(d)(4).xii. and (d)(4).xiii., which the Bank has determined as being inapplicable to the activities it performs with respect to the servicing of asset-backed securitized transactions described above.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to management's assessment of compliance with the applicable servicing criteria as of and for the year ending December 31, 2005.


/s/ James W. McLawhorn Jr			March 13, 2006
James W. McLawhorn Jr					Date
Senior Vice President, Dealer Finance Services
Wachovia Bank, National Association


/s/  John M. Gordon				March 13, 2006
John M. Gordon						Date
Vice President, ABS-Master Servicing
Wachovia Bank, National Association